SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (date of earliest event reported)

                        March 4, 2002 (February 15, 2002)

                               AMNIS SYSTEMS INC.
              (Exact name of Registrant as specified in its charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

                                    000-29645
                                    ---------
                            (Commission File Number)

                                   94-3402831
                                   ----------
                      (IRS Employer Identification Number)

                3450 Hillview Avenue, Palo Alto, California 94304
                -------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (650) 855-0200
                                 --------------
              (Registrant's telephone Number, including area code)

                    ________________________________________
          (Former name or former address, if changed since last report)

================================================================================


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ITEM 5.  OTHER EVENTS.

     Financing  Transaction
     ----------------------
     Between February 15, 2002 and February 22, 2002, we entered into a Unit Subscription Agreement with three qualified investors whereby we issued and sold a total of $1,800,000 in designated units ("Units") at a purchase price of $8.00 per Unit. Each Unit consists of ten shares of common stock, par value $0.0001 per share, subject to adjustment, and one warrant to purchase three shares of common stock, at an exercise price of $0.90 per share, subject to adjustment.

     The shares and the warrants were sold in a private placement transaction in reliance upon and in conformity with an exemption from the registration requirements of the Securities Act of 1933, as amended, (the "Securities Act"), pursuant to Section 4(2) thereof. In connection with the transaction, we have agreed to register the shares of common stock sold in the transaction, including the shares of common stock underlying the warrants, for resale under the Securities Act. The proceeds of the financing will be used for general corporate purposes.

     Further and more detailed information with respect to this transaction are set forth in the form of Unit Subscription Agreement and the form of Warrant, each of which is filed as an exhibit to this report and incorporated into this report by reference. A copy of our press release announcing the private placement is attached hereto as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (C)     EXHIBITS.

     4.01 Form of Unit Subscription Agreement between Amnis Systems Inc. and each qualified investor.

     4.02     Form of Warrant

     99.1     Press Release of Amnis Systems Inc. dated February 25, 2002


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

Date:  March 4, 2002               AMNIS SYSTEMS INC.

                                   By:  /s/  Michael A. Liccardo
                                      ---------------------------------------
                                        Michael A. Liccardo
                                        President and Chief Executive Officer


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